News Release FOR IMMEDIATE RELEASE DUKE REALTY REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS Record 41 Percent Growth in Net Effective Rents Record Stabilized In-Service Portfolio 98.7 Percent Leased Record 2021 Development Starts of $1.4 Billion 2022 Guidance Issued (INDIANAPOLIS, January 26, 2022) – Duke Realty Corporation (NYSE: DRE), the largest domestic-only logistics REIT, today reported results for the fourth quarter of 2021. "I am pleased to announce our strong fourth quarter operating results, completing an extremely successful year that included record company performance in several different metrics," said Jim Connor, Chairman and Chief Executive Officer. "We delivered significant year-over-year growth in all of our earnings metrics, with Core FFO and AFFO increasing by 13.8 percent and 11.6 percent, respectively. Leasing volume totaled 8.9 million square feet for the fourth quarter, resulting in 33.5 million square feet for the full year, which is the highest level of annual leasing volume the company has ever executed. We concluded the year with our total in-service portfolio 98.1 percent leased, a company record and particularly impressive as it includes the delivery of 7.7 million square feet of development projects in 2021, which were on average 89 percent leased when placed into service throughout the year. Rental rate growth on second generation leases, combined with annual lease escalations and the expiration of free rent periods, drove 5.2 percent growth in same-property net operating income compared to the fourth quarter of 2020 and 5.3 percent growth compared to the full year 2020. Rent growth on second generation leasing activity in the quarter was 40.8 percent on a net effective basis, which is our highest quarterly growth ever, and 20.6 percent on a cash basis. This level of quarterly rent growth exemplifies the potential for rent growth across all of our markets, as only 3 percent of our second generation leasing activity during the quarter was in Coastal Tier One markets. Rent growth on second generation leasing for Exhibit 99.1 the full year was 35.3 percent on a net effective basis and 18.7 percent on a cash basis, which are both our highest-ever levels of annual growth. Supply and demand fundamentals continue to be exceptional in the logistics real estate business and asking rent levels have increased year-over-year at record levels. The in-place rental rates in our portfolio are significantly under current market rates, representing substantial embedded upside to drive strong same-property net operating income and Core FFO growth for the foreseeable future." "Earlier this month we closed on the third contribution of assets to our joint venture with CBRE Global Partners, for which our share of the proceeds was $269 million," stated Mark Denien, Executive Vice President and Chief Financial Officer. "We will use the proceeds from this contribution to finance the redemption next month of our $300 million of 3.75 percent unsecured notes, which were originally scheduled to mature in December 2024. After this redemption is completed, we will have no significant debt maturities until 2026 and ample liquidity to finance our continued growth. Finally, the outlook on our BBB+ credit rating from Standard and Poor's was raised from stable to positive earlier this month, which we believe is a validation of our balance sheet management." Quarterly Highlights A complete reconciliation, in dollars and per share amounts, of net income to funds from operations ("FFO"), as defined by Nareit, as well as to Core FFO, is included in the financial tables included in this release. • Net income was $0.27 per diluted share for the fourth quarter of 2021, compared to $0.45 per diluted share for the fourth quarter of 2020. Net income per diluted share for the quarter decreased from the fourth quarter of 2020 due to lower gains on property sales partially offset by rental rate growth and increased occupancy. Net income for the full year 2021 was $2.25 per diluted share compared to $0.80 per diluted share for the full year 2020. Net income per diluted share for the full year 2021 increased compared to 2020 as the result of higher gains on property sales, rental rate growth and increased occupancy. • FFO, as defined by Nareit, was $0.44 per diluted share for the fourth quarter of 2021, compared to $0.40 per diluted share for the fourth quarter of 2020. The increased FFO, as defined by Nareit, was primarily driven by rental rate growth and increased occupancy. FFO, as defined by Nareit, was $1.65 per diluted share for the full year 2021 compared to $1.40 per diluted share for the full year 2020. The increased FFO, as defined by Nareit, compared to 2020 was driven by rental rate growth, increased occupancy, portfolio growth through highly leased new developments, lower interest expense and lower losses on debt extinguishment in 2021. Duke Realty Reports Fourth Quarter and Full Year 2022 Results January 26, 2022 Page 2 of 9

• Core FFO was $0.44 per diluted share for the fourth quarter of 2021, compared to $0.41 per diluted share for the fourth quarter of 2020. Core FFO was $1.73 per diluted share for the full year 2021 compared to $1.52 per diluted share for the full year 2020. The increased Core FFO per diluted share, for both the fourth quarter and full year, was primarily driven by rental rate growth, increased occupancy, portfolio growth through highly leased new developments and lower interest expense. • Key indicators of the company's operating performance were as follows: – The company's stabilized in-service portfolio was 98.7 percent leased at December 31, 2021 compared to 98.3 percent leased at September 30, 2021 and 98.1 percent leased at December 31, 2020. – The company's total in-service portfolio was 98.1 percent leased at December 31, 2021 compared to 97.6 percent leased at September 30, 2021 and 97.5 percent leased at December 31, 2020. – The company's total portfolio, including properties under development, was 95.1 percent leased at December 31, 2021 compared to 95.6 percent leased at September 30, 2021 and 96.0 percent leased at December 31, 2020. – Tenant retention was 68.3 percent and 74.5 percent, respectively, for the three and twelve month periods ended December 31, 2021 and 87.7 percent and 90.1 percent, respectively, after considering immediate backfills. – Same-property net operating income growth on a cash basis was 5.2 percent and 5.3 percent for the three and twelve month periods, respectively, ended December 31, 2021 compared to the same periods in 2020. – Total leasing activity was 8.9 million square feet for the quarter and 33.5 million square feet for the year. – Overall cash and annualized net effective rent growth on new and renewal leases was 20.6 percent and 40.8 percent, respectively, for the quarter and 18.7 percent and 35.3 percent, respectively, for the year. • Capital transactions included: – Nine new speculative development projects with expected costs of $466 million started during the quarter, resulting in $1.43 billion of development starts for the full year; – Income producing real estate acquisitions totaling $206 million for the quarter and $542 million for the year; Duke Realty Reports Fourth Quarter and Full Year 2022 Results January 26, 2022 Page 3 of 9

– Building dispositions totaling $80 million for the quarter and building dispositions and unconsolidated joint venture contributions totaling $1.1 billion for the year; – Issuance of $500 million of unsecured notes, representing the company's third green bond issuance, bearing interest at 2.25 percent and maturing in January 2032; – Issuance of 1.7 million common shares during the quarter, generating $95 million of net proceeds, under the company's ATM program at an average price of $56.90 per share. Real Estate Investment Activity "During the fourth quarter we started nine speculative development projects, with expected costs of $466 million, which brought full year 2021 development starts to $1.43 billion, which is the highest annual volume of developments we've ever started," said Mr. Connor. "Our team has continued to lease up our speculative projects successfully and even after starting these nine speculative developments and placing four fully leased developments in service during the quarter, we finished the quarter with our development pipeline at 48 percent leased. Acquisition activity for the quarter was highlighted by our purchase of a 470,000 square foot property in Northern New Jersey, which was constructed in 2019, in an off-market transaction as well as our purchase of a 73-acre infill land site in Northern New Jersey, which we plan to redevelop into a future 1.1 million square foot building once the site is remediated and entitled. Early in the fourth quarter, we sold a recently completed project in Columbus, Ohio, which was 100 percent leased to Amazon, generating proceeds of $80 million. Along with these proceeds, we did not fully re-deploy the $738 million proceeds from the third quarter's property sales until late in the year, which resulted in a slight temporary dilution of earnings in the fourth quarter. As reflected in our 2022 guidance, we expect to continue a robust level of development which will in large part be fueled by land we already own or control, much of which we carry or is under contract at amounts that are well below market." Development The fourth quarter included the following development activity: Consolidated Properties • The company started nine speculative development projects, with expected costs of $466 million, totaling 2.4 million square feet. These development starts included Duke Realty Reports Fourth Quarter and Full Year 2022 Results January 26, 2022 Page 4 of 9

four projects in Southern California totaling 866,000 square feet; a 261,000 square foot project in Seattle; a 157,000 square foot project in Northern California; a 215,000 square foot project in Atlanta; and two projects in the Philadelphia metro area totaling 949,000 square feet. • Five projects, totaling 1.2 million square feet, were placed in service during the quarter and were comprised of two 100 percent leased projects in Southern California, totaling 293,000 square feet; a 347,000 square foot speculative project in Northern California; and two 100 percent leased projects in Atlanta totaling 557,000 square feet. One of the properties in Southern California and one in Atlanta, totaling 386,000 square feet, were started as speculative developments but were leased prior to being placed in service. Building Acquisitions Building acquisitions totaled $206 million in the fourth quarter and included the following properties: • A 470,000 square foot project in Northern New Jersey, which was 100 percent leased; and • Three 100 percent leased projects in Southern California totaling 134,000 square feet. Building Dispositions One fully leased, 517,000 square foot building in Columbus was sold during the fourth quarter. Distributions Declared The company's board of directors declared a quarterly cash distribution on its common stock of $0.28 per share, or $1.12 per share on an annualized basis. The fourth quarter dividend will be payable on February 28, 2022 to shareholders of record on February 16, 2022. 2022 Earnings Guidance A reconciliation of the company's guidance for diluted net income per common share to FFO, as defined by Nareit, and to Core FFO is included in the financial tables to this release. The company issued guidance for net income of $1.79 to $2.07 per diluted share. The company issued guidance for FFO, as defined by Nareit, of $1.77 to $1.87 per diluted share. "We are introducing 2022 guidance for Core FFO of $1.87 to $1.93 per diluted share, with the midpoint of $1.90 representing a 9.8 percent increase over 2021 results," said Mr. Denien. "Our guidance for growth in AFFO ("Adjusted Funds from Operations"), on a share adjusted basis, is between 8.4 percent and 12.3 percent. Duke Realty Reports Fourth Quarter and Full Year 2022 Results January 26, 2022 Page 5 of 9

Our 2022 guidance reflects our expectation that core rental operations in 2022 will be similar to 2021, and that we will maintain our current high occupancy levels and continue to produce rent growth metrics similar to recent history based on our significant embedded mark-to-market on our portfolio. As we have recently stated, we believe we can achieve approximate ten percent annual growth in Core FFO and AFFO, and our guidance for 2022 reflects this. We will continue to maintain a strong balance sheet, in alignment with our long-term strategic objectives. Our guidance for same-property NOI growth is between 5.4 percent and 6.2 percent on a cash basis and between 4.2 percent and 5.0 percent on a net effective basis. Same- property NOI for 2022 is largely driven by a full year of increased rents from leases signed in 2021 and an expected continuation of rental rate growth on leases to be signed in 2022. Our guidance for dispositions of properties is between $600 million and $800 million. We have targeted assets with long lease terms and low annual rent escalations in our disposition strategy for the year. Our guidance for 2022 development starts is between $1.2 billion and $1.4 billion with a continuing target to maintain the pipeline at a healthy level of pre-leasing. Our 2022 development plans include a significant component of speculative projects in Coastal Tier One markets, which we have consistently demonstrated a track record of quickly leasing, and which we believe will allow us to take advantage of the continued rental rate increases in those markets. Ranges for the other key assumptions underlying this guidance are as follows: • Acquisitions of properties in a range of $300 million to $500 million. • General and administrative expenses ranging from $63 million to $67 million. More specific assumptions and components of the company's 2022 guidance will be available by 6 p.m. Eastern Time today through the Investor Relations section of the company's website. FFO and AFFO Reporting Definitions FFO: FFO is a non-GAAP performance measure computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit"). It is calculated as net income attributable to common shareholders computed in accordance with generally accepted accounting principles (“GAAP"), excluding depreciation and amortization related to real estate, gains and losses on sales of real estate assets (including real estate assets incidental to our business), gains and losses from change in control, impairment charges related to real estate assets (including real estate assets Duke Realty Reports Fourth Quarter and Full Year 2022 Results January 26, 2022 Page 6 of 9

incidental to our business) and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities, all net of related taxes. We believe FFO to be most directly comparable to net income attributable to common shareholders as defined by GAAP. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. Core FFO: Core FFO is computed as FFO adjusted for certain items that can create significant earnings volatility and do not directly relate to our core business operations. The adjustments include gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, promote income, severance and other charges related to major overhead restructuring activities, the expense impact of non-incremental costs attributable to successful leasing activities and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities. Although our calculation of Core FFO differs from Nareit’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. AFFO: AFFO is defined by the company as the Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period, and adjusted for certain non-cash items including straight line rental income and expense, amortization of above and below market lease intangibles and lease concession, non-cash components of interest expense including interest rate hedge amortization, stock compensation expense and after similar adjustments for unconsolidated partnerships and joint ventures. Same-Property Performance The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage. A reconciliation of income from continuing operations before income taxes to same- property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company’s same-property net operating income measure is included on page 19 of its December 31, 2021 supplemental information. Duke Realty Reports Fourth Quarter and Full Year 2022 Results January 26, 2022 Page 7 of 9

About Duke Realty Corporation Duke Realty Corporation owns and operates approximately 162.4 million rentable square feet of industrial assets in 19 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is a member of the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com. Fourth Quarter Earnings Call and Supplemental Information Duke Realty Corporation is hosting a conference call tomorrow, January 27, 2022, at 12:00 p.m. ET to discuss its fourth quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website. A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website. Cautionary Notice Regarding Forward-Looking Statements This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions although not all forward looking statements may contain such words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all, and the company’s ability to retain current credit ratings; (iv) the company’s ability to raise capital by selling its assets; (v) the company’s continued qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; (vi) changes in governmental laws and regulations; (vii) the level and volatility of interest rates and foreign currency exchange rates; (viii) valuation of joint venture investments; (ix) valuation of marketable securities and other investments, including volatility in the company’s stock price and trading volume; (x) valuation of real estate and other inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments; (xi) increases in operating costs; (xii) changes in the dividend policy for the company’s common stock; (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants, as well as competition for tenants and potential decreases in property occupancy; (xiv) impairment charges, (xv) a failure or breach of our information technology systems networks or processes that could cause business disruptions or loss of confidential information; (xvi) the effects of geopolitical instability and risks such as terrorist attacks and trade wars; (xvii) the effects of natural disasters, including floods, droughts, wind, tornadoes and hurricanes; (xviii) the impact of the COVID-19 pandemic on our business, our tenants and the economy in general, including the measures taken by governmental authorities to address it; and (xiv) the effect of any damage to our reputation resulting from Duke Realty Reports Fourth Quarter and Full Year 2022 Results January 26, 2022 Page 8 of 9

developments relating to any of items (i) – (xviii). The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. Copies of each filing may be obtained from the company or the Securities and Exchange Commission. The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Contact Information: Investors: Ron Hubbard 317.808.6060 Media: Gene Miller 317.808.6195 Duke Realty Reports Fourth Quarter and Full Year 2022 Results January 26, 2022 Page 9 of 9

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2021	2020	**2021**	2020
Revenues:				
Rental and related revenue	**$ 256,698**	$ 248,674	**$ 1,025,663**	$ 929,194
General contractor and service fee revenue	**7,876**	17,616	**80,260**	64,004
	264,574	266,290	**1,105,923**	993,198
Expenses:				
Rental expenses	**19,371**	20,008	**85,782**	76,639
Real estate taxes	**37,070**	38,778	**159,580**	149,295
General contractor and other services expenses	**5,549**	16,398	**68,118**	57,976
Depreciation and amortization	**88,813**	92,354	**362,148**	353,013
	150,803	167,538	**675,628**	636,923
Other operating activities:				
Equity in earnings of unconsolidated joint ventures	**2,980**	2,986	**32,804**	11,944
Gain on sale of properties	**29,930**	107,795	**585,685**	127,700
Gain on land sales	**126**	1,907	**12,917**	10,458
Other operating expenses	**(834)**	(3,779)	**(3,607)**	(8,209)
Impairment charges	**—**	—	**—**	(5,626)
Non-incremental costs related to successful leases	**(2,983)**	(1,675)	**(13,302)**	(12,292)
General and administrative expenses	**(15,306)**	(15,596)	**(69,554)**	(62,404)
	13,913	91,638	**544,943**	61,571
Operating income	**127,684**	190,390	**975,238**	417,846
Other income (expenses):				
Interest and other income, net	**882**	78	**4,451**	1,721
Interest expense	**(21,261)**	(24,048)	**(84,843)**	(93,442)
Loss on debt extinguishment	**—**	(2)	**(17,901)**	(32,900)
Gain on involuntary conversion	**—**	—	**3,222**	4,312
Income from continuing operations, before income taxes	**107,305**	166,418	**880,167**	297,537
Income tax (expense) benefit	**(3,312)**	3,946	**(18,549)**	5,112
Income from continuing operations	**103,993**	170,364	**861,618**	302,649
Discontinued operations:				
Gain on sale of properties	**—**	—	**—**	111
Income from discontinued operations	**—**	—	**—**	111
Net income	**103,993**	170,364	**861,618**	302,760
Net income attributable to noncontrolling interests	**(1,094)**	(1,548)	**(8,723)**	(2,845)
Net income attributable to common shareholders	**$ 102,899**	$ 168,816	**$ 852,895**	$ 299,915
Basic net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.27**	$ 0.45	**$ 2.25**	$ 0.81
Diluted net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.27**	$ 0.45	**$ 2.25**	$ 0.80

Duke Realty Corporation and Subsidiaries Consolidated Balance Sheets (Unaudited and in thousands) December 31, 2021 December 31, 2020 ASSETS Real estate investments: Real estate assets $ 9,616,076 $ 8,745,155 Construction in progress 744,871 695,219 Investments in and advances to unconsolidated joint ventures 168,336 131,898 Undeveloped land 473,317 291,614 11,002,600 9,863,886 Accumulated depreciation (1,684,413) (1,659,308) Net real estate investments 9,318,187 8,204,578 Real estate investments and other assets held-for-sale 144,651 67,946 Cash and cash equivalents 69,752 6,309 Accounts receivable 13,449 15,204 Straight-line rent receivable 172,225 153,943 Receivables on construction contracts, including retentions 57,258 30,583 Deferred leasing and other costs, net 337,936 329,765 Restricted cash held in escrow for like-kind exchange — 47,682 Other escrow deposits and other assets 332,197 255,384 $ 10,445,655 $ 9,111,394 LIABILITIES AND EQUITY Indebtedness: Secured debt, net of deferred financing costs $ 59,418 $ 64,074 Unsecured debt, net of deferred financing costs 3,629,864 3,025,977 Unsecured line of credit — 295,000 3,689,282 3,385,051 Liabilities related to real estate investments held-for-sale 6,278 7,740 Construction payables and amounts due subcontractors, including retentions 107,009 62,332 Accrued real estate taxes 77,464 76,501 Accrued interest 20,815 18,363 Other liabilities 339,023 269,806 Tenant security deposits and prepaid rents 66,823 57,153 Total liabilities 4,306,694 3,876,946 Shareholders' equity: Common shares 3,825 3,733 Additional paid-in capital 6,143,147 5,723,326 Accumulated other comprehensive loss (28,011) (31,568) Distributions in excess of net income (75,210) (532,519) Total shareholders' equity 6,043,751 5,162,972 Noncontrolling interests 95,210 71,476 Total equity 6,138,961 5,234,448 $ 10,445,655 $ 9,111,394

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended December 31,

(Unaudited and in thousands, except per share amounts)

	2021			2020		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$ 102,899**			**$ 168,816**		
Less dividends on participating securities	(323)			(382)		
Net income per common share-basic	**102,576**	**381,679**	**$ 0.27**	**168,434**	**372,087**	**$ 0.45**
Add back:						
Noncontrolling interest in earnings of unitholders	1,007	3,724		1,499	3,327	
Other potentially dilutive securities	131	1,748		382	2,723	
Net income attributable to common shareholders-diluted	**$ 103,714**	**387,151**	**$ 0.27**	**$ 170,315**	**378,137**	**$ 0.45**
Reconciliation to FFO						
Net income attributable to common shareholders	**$ 102,899**	**381,679**		**$ 168,816**	**372,087**	
Adjustments:						
Depreciation and amortization	88,813			92,354		
Depreciation, amortization and other - unconsolidated joint ventures	2,873			2,506		
Gain on sales of properties	(29,930)			(107,795)		
Gain on land sales	(126)			(1,907)		
Income tax expense (benefit) not allocable to FFO	3,312			(3,946)		
Gain on sales of real estate assets - unconsolidated joint ventures	(27)			(35)		
Noncontrolling interest share of adjustments	(627)			166		
Nareit FFO attributable to common shareholders - basic	**167,187**	**381,679**	**$ 0.44**	**150,159**	**372,087**	**$ 0.40**
Noncontrolling interest in income of unitholders	1,007	3,724		1,499	3,327	
Noncontrolling interest share of adjustments	627			(166)		
Other potentially dilutive securities		2,435			2,723	
Nareit FFO attributable to common shareholders - diluted	**$ 168,821**	**387,838**	**$ 0.44**	**$ 151,492**	**378,137**	**$ 0.40**
Loss on debt extinguishment	—			2		
Non-incremental costs related to successful leases	2,983			1,675		
Overhead restructuring charges	—			2,461		
Core FFO attributable to common shareholders - diluted	**$ 171,804**	**387,838**	**$ 0.44**	**$ 155,630**	**378,137**	**$ 0.41**
AFFO						
Core FFO - diluted	$ 171,804	387,838	$ 0.44	$ 155,630	378,137	$ 0.41
Adjustments:						
Straight-line rental income and expense	(9,107)			(10,168)		
Amortization of above/below market rents and concessions	(2,925)			(3,159)		
Stock based compensation expense	2,595			2,714		
Noncash interest expense	2,760			2,342		
Second generation concessions	(624)			(349)		
Second generation tenant improvements	(5,036)			(8,115)		
Second generation leasing costs	(5,660)			(14,891)		
Building improvements	(6,070)			(2,620)		
AFFO - diluted	**$ 147,737**	**387,838**		**$ 121,384**	**378,137**

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Twelve Months Ended December 31,

(Unaudited and in thousands, except per share amounts)

	2021			2020		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$ 852,895**			**$ 299,915**		
Less dividends on participating securities	(1,356)			(1,447)		
Net income per common share-basic	**851,539**	**377,673**	**$ 2.25**	**298,468**	**370,057**	**$ 0.81**
Add back:						
Noncontrolling interest in earnings of unitholders	8,354	3,708		2,663	3,303	
Other potentially dilutive securities	1,356	2,095		—	796	
Net income attributable to common shareholders-diluted	**$ 861,249**	**383,476**	**$ 2.25**	**301,131**	**374,156**	**$ 0.80**
Reconciliation to FFO						
Net income attributable to common shareholders	**$ 852,895**	**377,673**		**$ 299,915**	**370,057**	
Adjustments:						
Depreciation and amortization	362,148			353,013		
Depreciation, amortization and other - unconsolidated joint ventures	9,383			9,265		
Gain on sales of properties	(585,685)			(127,811)		
Gain on land sales	(12,917)			(10,458)		
Income tax expense (benefit) not allocable to FFO	18,549			(5,112)		
Impairment Charges	—			5,626		
Gain on sales of real estate assets - unconsolidated joint ventures	(20,106)			(822)		
Noncontrolling interest share of adjustments	2,222			(1,979)		
Nareit FFO attributable to common shareholders - basic	**626,489**	**377,673**	**$ 1.66**	**521,637**	**370,057**	**$ 1.41**
Noncontrolling interest in income of unitholders	8,354	3,708		2,663	3,303	
Noncontrolling interest share of adjustments	(2,222)			1,979		
Other potentially dilutive securities		2,095			2,236	
Nareit FFO attributable to common shareholders - diluted	**$ 632,621**	**383,476**	**$ 1.65**	**$ 526,279**	**375,596**	**$ 1.40**
Gain on involuntary conversion	(3,222)			(4,312)		
Loss on debt extinguishment - including share of unconsolidated joint venture	17,964			32,900		
Non-incremental costs related to successful leases	13,302			12,292		
Overhead restructuring charges	3,463			4,524		
Core FFO attributable to common shareholders - diluted	**$ 664,128**	**383,476**	**$ 1.73**	**$ 571,683**	**375,596**	**$ 1.52**
AFFO						
Core FFO - diluted	$ 664,128	383,476	$ 1.73	$ 571,683	375,596	$ 1.52
Adjustments:						
Straight-line rental income and expense	(32,846)			(26,102)		
Amortization of above/below market rents and concessions	(12,475)			(9,093)		
Stock based compensation expense	25,122			23,049		
Noncash interest expense	9,834			9,238		
Second generation concessions	(2,913)			(743)		
Second generation tenant improvements	(21,725)			(18,188)		
Second generation leasing costs	(29,479)			(29,017)		
Building improvements	(10,597)			(3,926)		
AFFO - diluted	**$ 589,049**	**383,476**		**$ 516,901**	**375,596**

Duke Realty Corporation and Subsidiaries Reconciliation of Same Property Net Operating Income Growth (Unaudited and in thousands) Three Months Ended December 31, 2021 December 31, 2020 Income from continuing operations before income taxes $ 107,305 $ 166,418 Share of same property NOI from unconsolidated joint ventures 5,627 5,582 Income and expense items not allocated to segments 94,482 24,133 Earnings from service operations (2,327) (1,218) Properties not included and other adjustments (41,811) (39,762) Same property NOI - Cash Basis $ 163,276 $ 155,153 Percent Change 5.2 % Twelve Months Ended December 31, 2021 December 31, 2020 Income from continuing operations before income taxes $ 880,167 $ 297,537 Share of same property NOI from unconsolidated joint ventures 22,505 21,880 Income and expense items not allocated to segments (88,940) 410,541 Earnings from service operations (12,142) (6,028) Properties not included and other adjustments (162,580) (116,818) Same property NOI - Cash Basis $ 639,010 $ 607,112 Percent Change 5.3 % Duke Realty Corporation and Subsidiaries Reconciliation of 2022 FFO Per Diluted Share Guidance (Unaudited ) Pessimistic Optimistic Net income attributable to common shareholders - diluted $ 1.79 $ 2.07 Depreciation 0.95 0.89 Gains on land and property sales (0.99) (1.09) Share of joint venture adjustments 0.02 — Nareit FFO attributable to common shareholders - diluted $ 1.77 $ 1.87 Loss on debt extinguishment 0.05 0.05 Non-incremental costs related to successful leases 0.04 0.02 Other reconciling items 0.01 (0.01) Core FFO attributable to common shareholders - diluted $ 1.87 $ 1.93